Exhibit 10.14

Restricted Stock Unit Agreement

For «Shares» Restricted Stock Units

Issued Pursuant To The Cooper Companies, Inc.
Second Amended and Restated 2006 Long Term Incentive Plan
for Non-Employee Directors (the “Plan”)
THIS CERTIFIES that on November 15, 2016, (the “Grant Date”) «FirstName» «MiddleName» «LastName» (the “Holder”) was granted «Shares» («ShareText») shares of the common stock, par value $.10 per share, of The Cooper Companies, Inc. (the “Company”) on a deferred basis and upon and subject to the following terms and conditions (the “Restricted Stock Units” or “RSUs”).
Unless otherwise indicated herein to the contrary, capitalized terms used in this Restricted Stock Unit Agreement shall have the same meanings as set forth in the Plan.

1.
Restricted Stock Units. Subject to the terms of this Agreement and the Plan, Holder is hereby awarded the right to receive the RSUs as it vests as provided in Section 3 hereof. Unless and until the Shares are actually issued and delivered to the Holder, the Holder shall not by reason of being granted the RSUs be deemed to be a shareholder of the Company. Accordingly, the Holder shall not have any rights to vote any Shares subject to the RSUs, or to receive dividends or any other rights of a shareholder until such Shares have been issued to the Holder.

2.
Shares. Once vested the Company shall cause that number of Shares equal to the vested portion of the RSUs to either (i) be issued in the form of a stock certificate (or certificates) representing the shares to be registered in the Holder’s name or (ii) held in book entry form.

3.	Vesting. The RSUs will vest in full on November 15, 2017 (the “Vesting Date”) subject to the provisions of Section 4.

4.
Termination of Service as Director. The Restricted Stock Units shall be subject to forfeiture if the Holder’s service terminates for Cause or Holder fails to be re-nominated as a Director for Cause prior to the date the Restricted Stock Units are vested. In the event the Holder’s service on the Board ends, other than for Cause, prior to the Vesting Date, the Holder shall receive, on the Vesting Date, a number of shares prorated for the number of full months of service elapsed since the Grant Date and the date the Holder’s service on the Board so ends.

5.
Limit on Transfer. Holder may not sell, transfer, pledge or assign the Restricted Stock Units other than by will or the laws of descent and distribution, with the exception that the Holder may, subject to the same conditions and procedures as the Committee may establish, transfer the award for estate or tax planning purposes to trusts in which the Holder has at least a 50% interest or foundations in which the Holder controls the management of the assets, so long as such transfer is without consideration and the trust takes the Restricted Stock Units subject to the same restrictions as the Holder.

6.
Representations. The Committee may require Holder to represent to and agree with the Company in writing that Holder is acquiring the Shares for investment purposes and without a view to distribution thereof. The Company may condition the delivery of the RSUs upon the listing, registration or qualification of the Shares upon a securities exchange or under applicable securities laws. The Shares shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law. The Company may cause a legend to be put on each certificate representing Shares to reflect any of the provisions of this Section 6.

7.	Continuation of Service is not Implied. Nothing contained in the Plan or this Agreement shall confer upon the Holder the right to continue to serve as a Director of the Company.

8.
Merger, Reorganization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other such change in corporate structure affecting the RSUs, an equitable adjustment

Restricted Stock Unit Agmt Deferred Stock Agmt - -«LastName»
November 15, 2016                        1

Exhibit 10.14

shall be made in the number of Shares subject to the RSUs; provided that the number of Shares of RSUs shall always be a whole number.

9.	Income Taxes. The Holder shall be responsible for all income and other taxes resulting from the grant and vesting of the RSUs, and the issuance of the Shares in settlement thereof.

10.
Amendments. The Board, with the consent of Holder, may amend at any time or from time to time the terms and conditions of this Restricted Stock Unit Agreement. The RSUs may be amended without the Holder’s consent as permitted by the Plan.

11.
Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company or any officer of the Company or the Committee or any member thereof, at the Company’s offices at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, or at such other address as the Company, or any other such person, by notice to Holder may designate from time to time, and to Holder at Holder’s address as set forth below, or such other address as Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

12.	Governing Law. This Agreement shall be governed by the laws of the State of California, except to the extent preempted by Federal law.

13.
Incorporation of the Plan; Interpretations. This Agreement is entered into pursuant to, and is subject to all of the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which Holder hereby acknowledges by their signature below. A determination by the Committee as to any questions, which may arise with respect to the interpretation of this Agreement or the Plan, shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

14.
Miscellaneous. The grant of RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs or benefits in lieu of RSUs in the future. Future grants of RSUs, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of shares of RSUs, and vesting provisions.

The Restricted Stock Units and this Restricted Stock Unit Agreement are issued pursuant to, and are subject to all of the terms and conditions of, the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by signing below. A determination by the Committee as to any questions which may arise with respect to the interpretation of the provisions of the RSUs or of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signatures of the Company’s duly authorized officers and of Holder.

THE COOPER COMPANIES, INC.

By:
Carol R. Kaufman
Executive Vice President, Secretary,
Chief Administrative Officer and
Chief Governance Officer

Restricted Stock Unit Agmt Deferred Stock Agmt - -«LastName»
November 15, 2016                        2

Exhibit 10.14

ATTEST:

By:
Randal L. Golden
Vice President and General Counsel

ACCEPTED:

By:
«FirstName» «MiddleName» «LastName»
«HomeStreet»
«HomeStreet2»
«HomeCity», «HomeState» «HomePostalCode»

Restricted Stock Unit Agmt Deferred Stock Agmt - -«LastName»
November 15, 2016                        3